Exhibit 10(2)

Pfizer Inc. 2004 Stock Plan,

As Amended and Restated

(through February 23, 2012)

SECTION 1. PURPOSE

The purpose of the Pfizer Inc. 2004 Stock Plan (“the Plan”) is to furnish a material incentive to employees and non-employee Directors of the Company and its Affiliates by making available to them the benefits of a larger common stock ownership in the Company through stock options and awards. It is believed that these increased incentives stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its Affiliates, as well as assist in the recruitment of new employees and non-employee Directors. The Plan was amended and restated as of January 1, 2008, to reflect the intended exemption from Section 409A (as defined below) for certain Awards, as well as continued compliance with Section 409A for certain other Awards, and further amended and restated, as of April 23, 2009, to make certain other changes designed to promote the effective operation of the Plan and to replenish the number of Shares available for grant.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares issued and delivered pursuant to the provisions of the Plan.
(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company or the Participant.
(d)	“Board” shall mean the Board of Directors of the Company.
(e)	“Cause” shall mean a willful breach of duty in the course of employment. No act or failure to act shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company and its Affiliates.
(f)

“Change in Control” shall mean the occurrence of any of the following events: (i) at any time during the initial two-year period following the Effective Date or during each subsequent Renewal Term, as the case may be, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors at the beginning of such initial two-year period or subsequent Renewal Term, as the case may be, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 20% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.
(g)	“Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Change in Control or Change in Control Event or (B) if the Change in Control or Change in Control Event is the result of a tender or exchange offer or a corporate transaction, the highest price per such Share paid in such tender or exchange offer or corporate transaction; provided, however, that in the case of an Award exempt from Section 409A, the Change in Control Price shall be the Fair Market Value of such Share on the date such Award is exercised or deemed exercised pursuant to Section 11. To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.
(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(i)	“Committee” shall mean the Compensation Committee of the Board or such other persons or committee to whom it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.
(j)	“Company” shall mean Pfizer Inc., a Delaware corporation.
(k)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(l)	“Director” shall mean a member of the Board.
(m)	“Effective Date” shall mean the date the Plan was last approved by the stockholders of the Company.
(n)	“Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.
(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)	“Fair Market Value” shall mean, with respect to Shares, as of any date, the closing price for the Shares as reported on the New York Stock Exchange for that date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported, unless otherwise determined by the Committee, in a manner consistent with Section 409A.

(q)	“Grandfathered Benefits” shall mean any Awards that were earned and vested as of December 31, 2004, within the meaning of Section 409A. Grandfathered Benefits are subject to the distribution rules under the Plan that were in effect on October 3, 2004 and are summarized on Appendix A.
(r)	“Grant Date” shall mean the date on which an Award is granted.
(s)	“Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(t)	“Key Employee” means an Employee treated as a “specified employee” as of his or her Separation from Service under Code Section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of the Company or its Affiliates if the Company’s stock is publicly traded on an established securities market or otherwise. Key Employees shall be determined under rules adopted by the Company in accordance with Section 409A. Key Employees shall also include those key employees who are eligible for the Company’s Executive Long-Term Incentive Program as “specified employees” for the 12 month period following the specified employee effective date, if not already included pursuant to the foregoing. Key Employees shall be determined in accordance with Section 409A using a December 31 identification date and the listing of Key Employees as of any such identification date shall be effective for the 12-month period beginning on the effective date following the identification date. Notwithstanding the foregoing, the Committee may, under the alternative permissible methods allowable under Section 409A, adopt an alternative identification and effective date for purposes of determining which employees are Key Employees.
(u)	“Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.
(v)	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
(w)	“Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10.
(x)	“Participant” shall mean an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.
(y)	“Performance Award” shall mean any Award of Performance Shares granted pursuant to Section 9.
(z)	“Performance Period” shall mean a period of not less than one year, as established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any performance goals specified by the Committee with respect to such Award are to be measured.
(aa)	“Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or earlier (but no later than ninety (90) days after the commencement of the Performance Period).
(bb)	“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(cc)	“Renewal Term” shall mean the two-year period beginning on the second anniversary of the Effective Date and each successive two-year period thereafter.
(dd)	“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ee)	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.
(ff)	“Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Treasury or Internal Revenue Service.
(gg)	“Retirement” shall mean having attained a minimum age of 55 and a minimum of 10 years of service at the time of a Participant’s separation from the Company, unless determined otherwise by the Committee, and which shall also constitute a Separation from Service.
(hh)	“Separation from Service” means a “separation from service” within the meaning of Section 409A.
(ii)	“Shares” shall mean the shares of common stock of the Company.
(jj)	“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
(kk)	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
(ll)	“Total and Permanent Disability” shall mean total and permanent disability as determined in accordance with rules established by the Committee, and in compliance with Section 409A.
(mm)	“Vesting Period” shall mean the period of time before unrestricted shares become non-forfeitable and issuable to a Participant within the meaning of Section 10.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended, consistent with the terms of the Plan; (f) determine whether, to what extent, and under what circumstances shares or cash paid to or gain realized by the Participant based on an Award shall be returned to the Company, consistent with the terms of the Plan; (g) determine whether, to what extent, and under what circumstances a Participant may be ineligible to retain an Award; (h) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

SECTION 4. SHARES SUBJECT TO THE PLAN

(a)  Subject to adjustment as provided in Section 4(c), a total of four hundred twenty-five million (425,000,000) Shares shall be authorized for grant pursuant to Awards under the Plan, plus any shares remaining available for grant under the Plan as of the Effective Date, provided that no more than four hundred twenty-five million (425,000,000) Shares may be granted as Incentive Stock Options. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Option or Stock Appreciation Right awarded. Any Shares granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted in connection with such Award or by which the Award is valued by reference. No Participant under this Plan shall be granted Options, Stock Appreciation Rights or other Awards (counted, as described above, as two (2) Shares awarded for every one Share issued in connection with such Award or by which the Award is valued by reference) in any consecutive 36-month period covering more than eight million (8,000,000) Shares. The grant limit under the preceding sentence shall apply to an Award other than an Option or Stock Appreciation Right only if the Award is intended to be “performance-based” as that term is used in Section 162(m) of the Code. No Award will be granted to any Participant who owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code.

(b)  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code. Moreover, notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 4(c) may not be made in a manner that would result in the grant of a new Option or Stock Appreciation Right under Section 409A, unless the Committee specifically determines that such adjustment is desirable and will not cause the modified award to create adverse tax consequences under Section 409A.

(d)  Any Shares subject to Awards that terminate, expire, or are forfeited, cancelled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Any Shares that again become available for future grants pursuant to the preceding sentence shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights, and as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such assumed or Substitute Award shall not reduce the number of Shares authorized for grant in Section 4(a) above. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares delivered or withheld by the Company to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

SECTION 5. ELIGIBILITY

Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or Affiliate, within the meaning of Section 422 of the Code. Notwithstanding any provision in this Plan to the contrary, the non-employee Directors, including a designated committee of the Board composed solely of non-employee Directors, shall have the authority, in their sole and absolute discretion, to select non-employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The non-employee Directors shall set the terms of any such Awards in their sole and absolute discretion, and the non-employee Directors shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a)  Option Price. The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b)  Number of Shares. The Option shall state the number of Shares covered thereby.

(c)  Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the option price or other methods of satisfying the option exercise prices as approved by the Committee and in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable. Notwithstanding the above, and unless the Committee determines otherwise, in the event that (i) an optionee dies, (ii) his representative has a right to exercise an Option, (iii) the Option is not exercised by the last day on which it is exercisable, and (iv) the option price per share is below the Fair Market Value of a Share on such date, the Option shall be deemed exercised on such date via a cashless exercise procedure and the resulting proceeds net of the option price and any required tax withholding shall be paid to the representative.

(d)  Term of Option. The Committee shall determine the option exercise period of each Option. The period for Incentive Stock Options shall not exceed ten years from the grant date. A Nonqualified Stock Option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

(e)  First Exercisable Date. Except in the case of death, Total and Permanent Disability, Change in Control or the sale or restructuring of a business or plant closing, no Option may be exercised during the first year of its term or such longer period as may be specified in the Option.

(f)  Termination of Option. All Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(g)  Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h)  Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

(i)  Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A. Nevertheless, the Company does not represent, covenant or guarantee that any particular Award made under the Plan will qualify for favorable tax treatment (e.g., as in incentive stock options) or will avoid unfavorable tax consequences to the Participant (e.g., Section 409A penalties).

SECTION 7. STOCK APPRECIATION RIGHTS

(a) Grant of a Stock Appreciation Right. Stock Appreciation Rights may be granted hereunder to any Participant, either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

(b) Terms. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years.

(c) Section 409A. Stock Appreciation Rights may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Stock Appreciation Right will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Stock Appreciation Right to Section 409A. In the event Stock Appreciation Rights are granted to be so subject to

Section 409A, then the Stock Appreciation Right shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 8. RESTRICTED STOCK

(a)  Grant of Restricted Stock. A Restricted Stock Award shall be subject to restrictions imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Award of Restricted Stock shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Except in the event of a termination of employment due to death, Retirement, Total and Permanent Disability, Change in Control or the sale or restructuring of a business or plant closing, Restricted Stock Awards shall have a Restriction Period of not less than three (3) years from the date of grant, which may include pro-rata lapsing of restrictions thereon. In the event of a termination of employment due to death, Total and Permanent Disability or a Change in Control, awards of Restricted Stock immediately and fully vest. In the event of a termination of employment due to Retirement or a sale or restructuring of a business or plant closing, awards of Restricted Stock vest pro-rata. Notwithstanding the above, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan (other than as Awards of Options or Stock Appreciation Rights) may contain no restrictions or be subject to a Restriction Period of less than three (3) years.

(b)  Registration. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(c)  Section 409A. Restricted Stock Awards may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Restricted Stock Award not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Restricted Stock Award to Section 409A. In the event Restricted Stock Awards are subject to Section 409A, then the Restricted Stock Award shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 9. PERFORMANCE AWARDS

Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards will be paid in a lump sum prior to the 15th day of the third month of the year immediately following the year in which the close of the Performance Period occurs in accordance with the applicable short-term deferral exception provisions of Section 409A, or, in accordance with procedures established by the Committee and the applicable provisions of Section 409A, on a deferred basis pursuant to Section 15 hereof, if applicable. All Performance Awards must satisfy the definition of “performance-based compensation” of Treasury Regulation Section 1.409A-1(e), but the Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. Except in the event of a Change in Control or Change in Control Event described in Section 11, in the event Performance Awards are subject to Section 409A, then the Performance Award shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, in accordance with rules established by the Committee at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 10. OTHER STOCK UNIT AWARDS

(a)  Stock and Administration. Awards that are valued by reference to, or are otherwise based on, Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be issued or delivered pursuant to such Awards, and all other conditions of the Awards. Any Other Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Except in the event of a termination of employment due to death, Retirement, Total and Permanent Disability, Change in Control or the sale or restructuring of a business or plant closing, Other Stock Unit Awards shall have a Vesting Period of not less than three (3) years, which may include pro-rata lapsing of restrictions thereon. In the event of a termination of employment due to death, Total and Permanent Disability or a Change in Control, Other Stock Awards immediately and fully vest. In the event of a termination of employment due to Retirement or a sale or restructuring of a business or plant closing, Other Stock Awards vest pro-rata. Notwithstanding the above, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan (other than as Awards of Options or Stock Appreciation Rights) may contain no restrictions or be subject to a Vesting Period of less than three (3) years.

(b)  Other Provisions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(c)  Section 409A. Other Stock Unit Awards may be granted hereunder by the Committee (i) in a manner consistent with Section 409A such that the Other Stock Unit Awards will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that will subject the Other Stock Unit Award to

Section 409A. In the event Other Stock Unit Awards are granted to be so subject to Section 409A, then the Other Stock Unit Awards shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified by the Committee at the time of grant or otherwise in a fashion which is compliant with Section 409A, and shall otherwise be granted, administered, settled and paid in compliance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

(d)  Section 162(m) Deferrals. Except for Other Stock Unit Awards which are subject to the satisfaction of performance goals, any outstanding Other Stock Unit Awards that are scheduled to be settled or otherwise paid to a Participant during a taxable year in which such Participant is, or is likely to be, a Covered Employee, shall automatically be deferred into the Pfizer Inc Deferred Compensation Plan, as Amended and Restated, effective January 1, 2008, in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A until the earlier of (i) the first day of the Participant’s first taxable year in which the Company reasonably anticipates that if the payment is made during such year, the deduction of such payment by the Company will not be barred by the application of Code Section 162(m), or (ii) the Participant’s Separation from Service. Notwithstanding the foregoing, any such payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 11. CHANGE IN CONTROL PROVISIONS

(a)  Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without Cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control, and provided that, with respect to any Awards that are considered deferred compensation under Section 409A, the Participant’s involuntary termination of employment or service also constitutes a Separation from Service:

  (i) notwithstanding a provision in any Award Agreement to the contrary, any Options and Stock Appreciation Rights outstanding and which are not then exercisable and vested shall upon such involuntary termination fully vest and become exercisable for their full term, and shall remain in effect for the respective terms of such award as set forth in the grant documents at the time of grant notwithstanding such involuntary termination.

  (ii) any vested Options and Stock Appreciation Rights outstanding shall remain in effect and be exercisable for the respective terms of such award as set forth in the grant documents at the time of grant notwithstanding such involuntary termination;

  (iii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

  (iv) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled and paid upon the Participant’s Separation from Service (and the Participant shall have no discretion to choose the date of settlement and payment) provided, however, that any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee); and

  (v) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall immediately lapse, and any such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant;

  (vi) notwithstanding any other provision of this Section 11(a), the proceeds, from exercise or otherwise, of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock Unit Awards that are considered deferred compensation under Section 409A shall be paid (and if not exercised prior to the date of the Participant’s Separation from Service, shall be deemed exercised and settled and paid) upon the Participant’s Separation from Service (and the Participant shall have no discretion to choose the date of payment) provided, however, that any such payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

(b)  Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control, or, with respect to Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock Unit Awards that are considered deferred compensation under Section 409A, in the event of a Change in Control that is also a “Change in Control Event” described in Section 409A(a)(2)(A)(v) or otherwise under Section 409A, (i) the Committee or Board may, in its discretion, provide in the terms of the Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock Unit Award that is intended to be exempt from Section 409A, that such Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock Unit Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control (and the Participant shall have no discretion to choose the date of payment) in an amount equal to the amount by which the Fair Market Value per Share on the date of the payment exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares issued and delivered under the Option or Stock Appreciation Right, or in an amount equal to the Fair Market Value per Share on the date of the payment for the Restricted Stock, Performance Share, or Other Stock Unit Award, or (ii) the Committee or Board may, in its discretion, provide in the terms of an Option, Stock Appreciation Right, Restricted Stock, Performance Share, or Other Stock Unit Award that is deferred compensation under Section 409A, that such Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock Unit shall, upon the occurrence of a Change in Control Event, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control Event (and the Participant shall have no discretion to choose the date of payment) in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or Stock Appreciation Right, multiplied by the number of Shares issued and delivered under the Option or Stock Appreciation Right, or in an amount equal to the Change in Control Price per Share for the Restricted Stock, Performance Share or Other Stock Unit Award.

(c)  Notwithstanding the above, if the Change in Control is the result of a transaction pursuant to Section 2(e)(iii) and the surviving entity does not assume, substitute or replace Awards, such Awards shall become fully vested and immediately exercisable or transferable to the full extent of the original grant upon the Change in Control and shall be distributed, settled or paid in full within 90 days of the Change in Control as provided in Section 11(b) above.

SECTION 12. CODE SECTION 162(m) PROVISIONS

(a)  Notwithstanding any other provision of the Plan if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)  If a Performance Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)  In setting performance goals, the Committee may provide in any such Award Agreement that resulting from the following items shall be included or excluded: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) charges for any reorganization and restructuring programs; (v) extraordinary nonrecurring charges or losses as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of acquisitions or divestitures; (vii) foreign exchange gains and losses and (viii) gains or losses on asset sales. To the extent such inclusions or exclusions affect Awards to a Covered Employee, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(d)  Notwithstanding any provision of the Plan other than Section 11, with respect to any Performance Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Total and Permanent Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Code.

(e)  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 13. AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock present or represented by proxy and entitled to vote at a meeting of the Company’s stockholders with respect to any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one Participant, extends the term of the Plan or of options granted thereunder, changes the eligibility criteria in Section 5, or reduces the option price below that now provided for in the Plan. In addition, notwithstanding the above, any termination of the Plan shall comply with all requirements under Section 409A that are necessary to be met to avoid adverse tax consequences to Participants under Section 409A.

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent, (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Stock Appreciation Rights for cash or any other Awards without stockholder approval or (c) cause any Award intended to be exempt from Section 409A to become subject to Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Participant. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

Notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are Grandfathered Benefits.

SECTION 14. DIVIDENDS

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Provided however, that if the receipt of any such dividend equivalents granted with respect to Options, Restricted Stock, Other Stock Unit Awards and Stock Appreciation Rights is contingent upon the exercise of the Options or Stock Appreciation Rights, or the vesting of the Restricted Stock or Other Stock Unit Awards, then the Options, Restricted Stock, Other Stock Unit Awards, or Stock Appreciation Rights shall be granted and administered in accordance with all applicable provisions of Section 409A.

SECTION 15. DEFERRAL OF AWARDS UNDER THE COMPANY’S DEFERRED COMPENSATION PLAN

Except as otherwise provided in this Plan, the Committee may provide upon the granting of an Award hereunder, other than an Award that is intended to be a stock right which does not constitute a deferral of compensation within the meaning of Treasury Regulations Section 1.409A-1(a)(5) so that it is subject to the requirement that it not include any feature for the deferral of compensation until an event enumerated in such provision, that it is eligible to be deferred under, and pursuant to the terms and conditions of, the Pfizer Inc Deferred Compensation Plan, as Amended and Restated, effective January 1, 2008. Any such deferral shall be in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A.

SECTION 16. GENERAL PROVISIONS

(a) An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, other than to a third party for consideration, and may impose conditions and limitations on any permitted transferability.

(b) No Employee shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c) No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without Cause.

(f) All Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) In appropriate circumstances, the Committee in its sole discretion may determine that an Award shall be cancelled, or the shares or cash paid or gain realized from an Award shall be returned to the Company.

(h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(j) The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan, and/or to withhold from wages or other cash compensation paid to the Participant, the minimum statutory amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. Such other actions may include, without limitation, the requirement that the Participant execute a market sale of Shares or other consideration received pursuant to the Award. The Committee shall be authorized to establish procedures for elections by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (in a manner limited so as to avoid adverse accounting treatment for the Company), or by directing the Company to retain Shares (up to the employee’s minimum statutory required tax withholding rate) otherwise deliverable in connection with the Award.

(k) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute. Notwithstanding anything herein to the contrary, the terms of the Plan are intended to, and shall be interpreted and applied so as to, comply in all respects with Section 409A. The Committee may amend the terms of any award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Participant. Nothing in this Section 16(l) shall be construed as an admission that any of the compensation and/or benefits payable under this Plan constitutes “deferred compensation” subject to Section 409A.

(m) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(o) If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, Total and Permanent Disability or other reason shall not be considered an interruption of employment for any purpose under the Plan; provided, however, that to the extent an Award under this Plan is subject to Section 409A, such absence or leave shall be considered a Separation from Service to the extent provided by Section 409A.

SECTION 17. TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 13.

SECTION 18. COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.

APPENDIX A

GRANDFATHERED BENEFITS

Distribution, settlement or payment of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A shall be made in accordance with certain Plan terms as in effect on December 31, 2004, and as set forth in this Appendix A. Unless otherwise specified in this Appendix A, Grandfathered Benefits shall be governed by the terms of the Plan.

SECTION 2. DEFINITIONS

As used in this Appendix A, all terms have the same meaning as defined in Section 2 of the Plan, except as set forth below:

(a)  “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a)  Option Price. The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b)  Number of Shares. The Option shall state the number of Shares covered thereby.

(c)  Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the option price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable. Notwithstanding the above, and unless the Committee determines otherwise, in the event that (i) an optionee dies, (ii) his representative has a right to exercise an Option, (iii) the Option is not exercised by the last day on which it is exercisable, and (iv) the option price per share is below the Fair Market Value of a Share on such date, the Option shall be deemed exercised on such date via a cashless exercise procedure and the resulting proceeds net of any required tax withholding shall be paid to the representative.

(d)  Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

SECTION 9. PERFORMANCE AWARDS

Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10. OTHER STOCK UNIT AWARDS

(a)  Stock and Administration. Awards that are valued by reference to, or are otherwise based on, Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Other Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock Unit Awards granted to Employees shall have a vesting period of not less than one year.

(b)  Other Provisions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 11. CHANGE IN CONTROL PROVISIONS

(a)  Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control:

  (i) any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable;

  (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

  (iii) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

  (iv) the restrictions and deferral limitations and other conditions applicable to any other Stock Unit Awards or any other Awards shall immediately lapse, and any such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(b) Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each Option or Stock Appreciation

Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right.